UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Amendment No. 1 to Certificate of Designation for Series D Convertible Preferred Stock

On April 16, 2026, the Board of Directors of IIOT-OXYS, Inc., a Nevada corporation (the “Company”), adopted resolutions approving Amendment No. 1 (the “Amendment”) to the Certificate of Designation of Preferences, Rights and Limitations of the Series D Convertible Preferred Stock of the Company (the "Original Certificate of Designations"), filed on March 17, 2025. The sole Holder of the Series D Convertible Preferred Stock (the "Series D Preferred Stock") also approved the Amendment as of April 16, 2026.

The Amendment revises Section 3 ("Designation, Amount and Par Value") of the Original Certificate of Designations in its entirety. As amended, the number of shares of Series D Convertible Preferred Stock designated is increased from 210 to up to five hundred (500) shares (which shall not be subject to increase without the written consent of all of the Holders of the Series D Preferred Stock). Each share of Series D Preferred Stock continues to have a par value of $0.001 per share and a stated value of $1,200, subject to increase as set forth in Section 3 and/or elsewhere in the Certificate of Designation, as amended.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment. A copy of the Amendment is filed as an exhibit to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1 to the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock
104	Cover Page Interactive Data File (formatted in Inline XBRL)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: April 20, 2026	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

3